EXHIBIT 10.1
                    AMENDED AND RESTATED CONSULTING AGREEMENT

     This Amended and Restated Consulting Agreement ("Agreement") is made and entered into this 16th day of April, 2004 (the "Effective Date") by and between Robert Genovese (the "Consultant") and Spectrum Sciences & Software Holdings Corp. (the "Company").

     WHEREAS, the Company and Consulting entered into a Consulting Agreement dated March 11, 2004 (the Initial Agreement"), pursuant to which the Company engaged Consultant to perform certain corporate planning, business development, and financial strategy services for the Company.

     WHEREAS, certain provisions of the Initial Agreement have been modified by agreement among the parties; and

     WHEREAS, the parties hereto wish to amend and restate the Initial Agreement to reflect the changes agreed to by the parties.

     NOW IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKING HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED THE PARTIES AGREE AS FOLLOWS:

     1. ENGAGEMENT OF CONSULTANT: The Company hereby engages Consultant and Consultant hereby agrees to hold itself available to render, and to render at the request of the Company, independent advisory consulting services concerning the following:

     a) develop an in-depth familiarization with the Company's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof;

     b) alert the Company to new or emerging high potential forms of production and distribution which could either be acquired or developed internally;

     c) comment on the Company's corporate development including such factors as position in competitive environment, financial performances vs.
competition,  strategies,  operational  viability,  etc.;

     d) identify respective suitable merger or acquisition candidates for the Company, perform appropriate diligence investigations with respect thereto, advise the Company with respect to the desirability of pursuing such candidates, and assist the Company in any negotiations which may ensue therefrom; and

     e) other such planning and development services, all as requested and instructed by the Company.

     The services to be rendered by Consultant to the Company shall under NO circumstances include the following:

     a) any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by Consultant to be registered as a broker-dealer under the Securities Act of 1934.

     b) services in connection with the offer or sale of securities in a capital-raising transaction;

     c) services that directly or indirectly promote or maintain a market for the securities of the Company including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

     d)     services providing investor relations or shareholder communications;

     e) consultation in connection with financing that involves any issuance of the Company's securities, whether equity or debt.


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     2.     TERM:  The  term  of  this  agreement ("Term") shall begin as of the
Effective Date and shall terminate two (2) years thereafter ("Anniversary Date"). Consultant shall perform the full term hereof, provided and to the extent he is compensated as provided herein and requested by Company to so perform.

     3. COMPENSATION: In consideration of the services to be provided for the Company by Consultant the Company agrees to compensate the Consultant as follows:

     a) Pursuant to the Initial Agreement, the Company issued to Consultant an option (the "Option") to purchase 9,000,000 shares of the Company's common stock at an exercise price of the lesser of $1.65 or the fair market value of the shares at the time of exercise.

     b) As soon as practicable after the execution of this Agreement, the Company agrees to issue to Consultant an option (the "Option") to purchase 9,000,000 shares of the Company's common stock at an exercise price equal to the greater of $1.95, or sixty percent (60%) of the closing price of the Company's common stock on the day immediately preceding Consultant's notice to exercise (the "Option Shares").

     c)     Additional  Compensation.

          (1) As soon as practicable after the execution of this Agreement, and in consideration for (i) procuring the letter of intent with Inland Fabricators, LLC ("Inland"), (ii) further due diligence assistance respecting Inland, and (iii) assisting the Company in negotiating the terms and the closing of the definitive agreement between the Company and Inland, the Company agrees to issue to Consultant an option (the "Option") to purchase an 5,000,000 shares of the Company's common stock at an exercise price of the lesser of $1.65 or the fair market value of the shares at the time of exercise.

          (2) If, during the terms of this Agreement, the Consultant submits suitable merger or acquisition candidates which, in the aggregate, have revenues equal to or exceeding $100,000,000 dollars, the Company may, in its discretion, further compensate Consultant.

     d) The Option Shares shall vest immediately upon issuance, and all shall have "piggyback" or S-8 registration rights.

     e) The exercise rights of Consultant shall be limited such that, unless Consultant gives written notice 75 days in advance to the Company of Consultant's intention to exceed the Limitation on Conversion as defined herein, with respect to all or a specified amount of the Option and the corresponding number of the underlying shares, in no instance shall Consultant (singularly, together with any Persons who in the determination of the Consultant, together with the Consultant, constitute a group as defined in Rule 13d-5 of the Exchange
Act) be entitled to exercise the Option to the extent such exercise would result in Consultant beneficially owning more than five percent (5%) of the outstanding shares of common stock of the Company. For these purposes, beneficial ownership shall be defined and calculated in accordance with Rule 13d-3, promulgated under the Exchange Act (the foregoing being herein referred to as the "Limitation on
                                                                   -------------
Conversion").
----------

     f) If pursuant to 1(d) above, Consultant introduces a merger or a combination of sorts with another entity to the Company, the Consultant shall be entitled to a finder's fee, and the Company shall enter into an agreement with the Consultant respecting same.

     4. INDEPENDENT CONTRACTOR: It is expressly agreed that Consultant is acting as an independent contractor in performing its services hereunder. Company shall carry no workmen's compensation insurance or any health or accident insurance to cover Consultant. The Company shall not pay any contributions to social security, unemployment insurance, Federal or State withholding taxes nor pay any other contributions or benefits, which might be expected in an employer-employee relationship.

     5. ASSIGNMENT: This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns but cannot be assigned by Consultant without prior written consent of Company.


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     6.     EXCLUSIVITY:  In  order  to  ensure  best  efforts  on behalf of the
Company, Consultant agrees that during the period of your engagement, Consultant, nor any person or entity acting on Consultant's behalf or which Consultant is are a shareholder, partner, interested person, or employee, will directly or indirectly engage in any consulting arrangements, whether written or otherwise, with any company, unless, prior to such engagement, Consultant obtains written consent from the Company.

     7.     GENERAL  PROVISIONS:

     a) The Consultant hereby agrees, warrants and covenants that it will provide to the Company copies of all works product for review, use and retention as Company sees fit. Consultant further agrees, warrants and covenants not to utilize or disclose any during the term hereof and for 12 months thereafter.

     b) The Consultant agrees to provide full and accurate disclosure of any and all equity compensation, which Consultant has received or will receive under this agreement, whereas required under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     c) Governing Law and Jurisdiction: This agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware. Each of the parties hereto consents to such jurisdiction for the enforcement of this agreement and matters pertaining the transaction and activities contemplated hereby.

     d) Attorney's Fees: In the event a dispute arises with respect to this agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorney's fees and expenses incurred in ascertaining such parties' rights, in preparing to enforce or in enforcing such parties' right under this agreement, whether or not it was necessary for such party to institute suit.

     e) Complete Agreement: This Agreement supercedes any and all of the other agreements, either oral or in writing, between the parties with respect to such subject matter in any manner whatsoever. Each party to
this  agreement  acknowledges  that  no   representations,   inducements,
promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement may be changed or amended only by an amendment in writing signed by all parties or their respective successors-in-interest.

     f) Binding: This Agreement shall be binding upon and inure to the benefit of the successor-in-interest, assignees and personal representatives of the respective parties.

     g) Unenforceable Terms: Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall adhere to such jurisdiction only to be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

     h) Execution Assurances: This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

     i) Further Assurances: From time to time each party will execute and deliver such further instruments and will take such other action as any
other  party may reasonably   request  in  order  to  this  charge  and  perform
their  obligations  and  agreement   hereunder  and  to  give  effect  to  the
intentions  expressed  in  this  agreement.

     j) Miscellaneous Provisions: The various heading and numbers herein and the grouping of provisions of this agreement in to separate articles and paragraphs are for the purpose of convenience only and shall be considered a party hereof. The language in all parts of this agreement shall in all cases by construed in accordance with its fair meanings as if prepared by all parties to the agreement and not strictly for or against any of the parties.


                            [SIGNATURE PAGE FOLLOWS]


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IN  WITNESS  WHEREOF,  the parties hereto have executed this agreement as of the day  and  year  first  written  above.


SPECTRUM  SCIENCES  &
SOFTWARE  HOLDINGS  CORP.


By:  /s/ William  H.  Ham,  Jr.             /s/ Robert  Genovese
     ----------------------------------     ----------------------------------
     Name:  William  H.  Ham,  Jr.          Robert  Genovese
     Title:  Executive  Vice  President


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